STIFEL FINANCIAL CORP.
Form 8-K Dated February 3, 2005
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:
James M. Zemlyak
Chief Financial Officer
(314) 342-2228

For Immediate Release

Stifel Financial Corp.
Reports Record Year and Fourth Quarter Results
Annual Diluted EPS of $1.88 ―Annual Return on Average Equity of 20%
Quarterly Record Net Income of $7.0 Million
Fourth Quarter Diluted EPS of $0.56

St. Louis, Missouri - February 3, 2005 - Stifel Financial Corp. (NYSE: "SF") today reported unaudited quarterly record net income of $7.0 million, or $0.56 per diluted share, on net revenues of $64.3 million for the quarter ended December 31, 2004, compared to a net income of $6.7 million, or $0.59 per diluted share, on net revenues of $61.6 million for the comparable quarter of 2003. Return on average equity was 22% and pre-tax margin was 18% for the three months ended December 31, 2004. All prior period share and earnings per share amounts have been retroactively restated to reflect the four-for-three stock split distributed in September 2004.

For the twelve months ended December 31, 2004, the company posted record net income of $23.1 million, or $1.88 per diluted share, on record net revenues of $246.8 million compared with net income of $15.0 million, or $1.37 per diluted share, on net revenues of $216.5 million for the same period one year earlier. Net income for the twelve-month period ended December 31, 2004 included a $1.0 million tax benefit, or $0.08 per diluted share, recorded in the first quarter, resulting from the settlement of a state tax matter covering a number of tax years. The prior year results were positively impacted by the reversal of a $1.2 million charge, net of tax, or approximately $0.11 per diluted share, resulting from the favorable settlement of an arbitration award. Excluding the prior year reversal and the current year tax adjustment, net income increased 60% to $22.1 million or $1.80 per diluted share.

At December 31, 2004, the Company's equity was $131.3 million, resulting in book value per share of $13.53. Return on average equity was 20% and pre-tax margin was 15% for the twelve months ended December 31, 2004. During 2004, the Company repurchased 472,872 shares, under existing Board authorization, at an average cost of $19.38 per share.

Chairman and Chief Executive Officer, Ronald J. Kruszewski, commented, "We are pleased with our record annual and quarterly results. The past year represents our ninth consecutive year of record net revenues. Of note, after-tax return on average equity was 20% and pre-tax margin equaled 15%. We believe our financial results are reflective of our on-going investment in people and technology. We would like to thank our loyal clients, as well as our Associates for helping the Company enjoy the success achieved in 2004."

Fourth Quarter Discussion

Net revenues for the quarter increased 4% to $64.3 million from $61.6 million in the prior year fourth quarter, and increased 15% from the third quarter of 2004. Commission and principal transaction revenues decreased 1% to $36.1 million from $36.4 million in the same period last year and increased 11% from the third quarter of 2004. Investment banking revenues increased 7% to $15.9 million in the fourth quarter of 2004 from $15.0 million in the prior year fourth quarter, and increased 38% from the third quarter of 2004. Asset management and service fees increased 16% to $8.9 million from $7.7 million in the fourth quarter of 2003 and were unchanged from the preceding quarter of this year. Net interest increased 29% to $2.3 million from $1.8 million in the prior year fourth quarter, and decreased 3% from the third quarter of 2004.

Total non-interest expenses in the 2004 fourth quarter were $52.8 million, up 5% from $50.5 million in the same period of 2003, and an increase of 9% from the third quarter of 2004. Employee compensation and benefits increased 4% to $38.1 million from $36.7 million in the prior year fourth quarter and increased 6% from the third quarter of 2004. As a percentage of net revenues, compensation totaled 59.2% in the fourth quarter of 2004, 59.6% in the 2003 comparable quarter, and 64.4% in the third quarter of 2004. A portion of compensation and benefits includes transition pay in connection with the Company's expansion efforts. Excluding these expenses, compensation as a percentage of net revenues totaled 55.7% in the fourth quarter of 2004, 56.3% in the 2003 comparable quarter, and 60.6% in the third quarter of 2004. Excluding compensation and benefits, non-interest expenses increased 7% from the prior year fourth quarter and increased 15% from the third quarter of 2004.

Twelve-Month Discussion

Net revenues increased 14% to $246.8 million from $216.5 million in 2003. Commission and principal transaction revenues increased 10% to $141.9 million from $129.5 million. Investment banking revenues increased 16% to $57.8 million from $49.7 million. Asset management and service fees increased 27% to $35.5 million from $28.0 million. Other income increased 41% to $3.0 million from $2.1 million. Net interest increased 22% to $8.7 million from $7.1 million in the prior year.

Total non-interest expenses of $210.2 million increased 10% from $191.5 million in 2003. Excluding the previously discussed prior year reversal, total non-interest expenses were $193.5 million for 2003. Employee compensation and benefits increased 12% to $157.3 million from $141.0 million. As a percentage of net revenues, compensation totaled 63.7% in 2004, compared to 65.1% one year earlier. A portion of compensation and benefits includes transition pay in connection with the Company's expansion efforts. Excluding these expenses, compensation as a percentage of net revenues totaled 60.1%, compared to 61.3%. Excluding compensation and benefits and the prior year reversal, non-interest expenses increased 1% from the prior year.

Business Segment Results for the Three Months Ended December 31, 2004:

    Private Client Group ("PCG") net revenues for the fourth quarter of 2004 were $47.3 million, an increase of 5% from the fourth quarter of 2003, and an 11% increase from the third quarter of 2004. PCG recorded an operating contribution of $11.4 million, a 9% increase from the fourth quarter of 2003, and an increase of 10% from the 2004 third quarter.

    Equity Capital Markets ("ECM") recorded net revenues of $10.4 million, unchanged from the same quarter last year and a 23% increase from the third quarter of 2004. ECM operating contribution totaled $4.0 million, a 11% decrease from the fourth quarter of 2003 and a 88% increase from the third quarter of 2004. The Company lead or co-managed 27 equity, debt, closed end funds, or trust preferred offerings during the fourth quarter 2004, compared to 18 in the same period one year earlier and 19 during the third quarter 2004.

    Fixed Income Capital Markets ("FICM") posted net revenues of $4.9 million, a decrease of 7% from the prior year fourth quarter and an increase of 36% from the previous quarter. During the 2004 fourth quarter, FICM recorded an operating contribution of $1.5 million, a decrease of 22% from the prior year fourth quarter and an increase of 160% from the previous quarter. The FICM senior or co-managed 32 offerings during the fourth quarter 2004 compared to 47 offerings in the same period one year earlier and 29 offerings during the third quarter 2004.

Business Segment Results for the Twelve Months Ended December 31, 2004:

    PCG net revenues for 2004 were $186.8 million, an increase of 15% from the same period of 2003. PCG operating contribution totaled $47.1 million, a 32% increase from the same period one-year earlier.

    ECM recorded net revenues of $38.9 million, an increase of 9% from the previous year. ECM operating contribution totaled $12.7 million, a 17% increase from 2003. During 2004, ECM lead or co-managed 87 equity, debt, or trust preferred offerings, compared to 69 in 2003.

    FICM posted net revenues of $16.6 million, an increase of 8% from the prior year. FICM recorded an operating contribution of $3.0 million, an 8% increase from one year earlier. During 2004, FICM senior or co-managed 143 offerings, down from 145 in the prior year.

Conference Call Information

Stifel Financial Corp. will hold a conference call today, Thursday February 3, 2005, at 10:00 a.m. EST. This call will be Web cast and can be accessed on the Investor Relations portion of the Stifel Financial Corp. website at www.stifel.com as well as on all sites within CCBN's Investor Distribution Network. To participate on the call, please dial 888-676-3684 and request the Stifel Financial Corp. earnings call.

Company Information

Stifel Financial Corp. is a financial services holding company whose subsidiaries are engaged in general securities brokerage, investment banking, and money management with 88 locations in 17 states, primarily in the Midwest. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward Looking Statements

Statements in this news release contain forward-looking statements within the meaning of federal securities laws. Actual results are subject to risks and uncertainties, including both those specific to the Company and those specific to the industry, which could cause results to differ materially from those contemplated. The risks and uncertainties include, but are not limited to, general economic conditions, actions of competitors, regulatory actions, changes in legislation, and technology changes. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this news release. The Company does not undertake any obligation to publicly update any forward-looking statements.

# # #

(Tables attached)

Stifel Financial Corp. Summary of Results of Operations (Unaudited) (In Thousands, Except Per Share Amounts)
	Three Months Ended						Percent Change From
	12/31/2004	% of Net Revenues	9/30/2004	% of Net Revenues	12/31/2003	% of Net Revenues	9/30/2004	12/31/2003
Revenues
Commissions	$ 24,582	38.2%	$ 22,068	39.6%	$ 24,386	39.6%	11%	1%
Investment banking	15,939	24.8%	11,547	20.7%	14,952	24.3%	38%	7%
Principal transactions	11,478	17.9%	10,516	18.9%	11,999	19.5%	9%	-4%
Asset management and service fees	8,921	13.9%	8,899	16.0%	7,722	12.5%	0%	16%
Other	1,016	1.6%	251	0.5%	731	1.2%	305%	39%
Total operating revenues	61,936	96.4%	53,281	95.7%	59,790	97.1%	16%	4%
Interest revenue	3,430	5.3%	3,537	6.4%	3,004	4.9%	-3%	14%
Total revenues	65,366	101.7%	56,818	102.0%	62,794	101.9%	15%	4%
Less: Interest expense	1,099	1.7%	1,123	2.0%	1,192	1.9%	-2%	-8%
Net revenues	64,267	100.0%	55,695	100.0%	61,602	100.0%	15%	4%
Non-Interest Expenses
Employee compensation and benefits	38,076	59.2%	35,873	64.4%	36,704	59.6%	6%	4%
Occupancy and equipment rental	6,153	9.6%	5,089	9.1%	4,989	8.1%	21%	23%
Communication and office supplies	2,697	4.2%	2,718	4.9%	2,725	4.4%	-1%	-1%
Commissions and floor brokerage	966	1.5%	970	1.7%	893	1.4%	0%	8%
Other operating expenses	4,917	7.7%	4,008	7.2%	5,193	8.4%	23%	-5%
Total non-interest expenses	52,809	82.2%	48,658	87.4%	50,504	82.0%	9%	5%
Income before income taxes	11,458	17.8%	7,037	12.6%	11,098	18.0%	63%	3%
Provision for income taxes	4,476	7.0%	2,780	5.0%	4,435	7.2%	61%	1%
Net income	$ 6,982	10.9%	$ 4,257	7.6%	$ 6,663	10.8%	64%	5%
Per Share Information
	Three Months Ended					Percent Change From
	12/31/2004		9/30/2004		12/31/2003		9/30/2004	12/31/2003
Earnings Per Share:
Basic	$ 0.72			$ 0.44	$ 0.72		64%	0%
Diluted	$ 0.56			$ 0.35	$ 0.59		60%	-5%
Number of Shares for Earnings Per Share Computations:
Basic shares	9,686			9,709	9,234		0%	5%
Diluted shares	12,396			12,320	11,383		1%	9%
All shares and earnings per share amounts reflect the four-for-three stock split distributed in September 2004.
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp.
Summary of Results of Operations (Unaudited)
(In Thousands, Except Per Share Amounts)
	Twelve Months Ended				Change
	12/31/2004	% of Net Revenues	12/31/2003	% of Net Revenues	Amount	Percent
Revenues
Commissions	$ 95,692	38.8%	$ 82,127	37.9%	$ 13,565	17%
Investment banking	57,818	23.4%	49,705	23.0%	8,113	16%
Principal transactions	46,163	18.7%	47,419	21.9%	(1,256)	-3%
Asset management and service fees	35,504	14.4%	28,021	12.9%	7,483	27%
Other	2,961	1.2%	2,105	1.0%	856	41%
Total operating revenues	238,138	96.5%	209,377	96.7%	28,761	14%
Interest revenue	13,051	5.3%	12,243	5.7%	808	7%
Total revenues	251,189	101.8%	221,620	102.4%	29,569	13%
Less: Interest expense	4,366	1.8%	5,108	2.4%	(742)	-15%
Net revenues	246,823	100.0%	216,512	100.0%	30,311	14%
Non-Interest Expenses
Employee compensation and benefits	157,314	63.7%	140,973	65.1%	16,341	12%
Occupancy and equipment rental	21,445	8.7%	19,278	8.9%	2,167	11%
Communication and office supplies	10,330	4.2%	10,740	5.0%	(410)	-4%
Commissions and floor brokerage	3,658	1.5%	3,263	1.5%	395	12%
Other operating expenses	17,459	7.1%	17,198	7.9%	261	2%
Total non-interest expenses	210,206	85.2%	191,452	88.4%	18,754	10%
Income before income taxes	36,617	14.8%	25,060	11.6%	11,557	46%
Provision for income taxes	13,469	5.5%	10,053	4.6%	3,416	34%
Net income	$ 23,148	9.4%	$ 15,007	6.9%	$ 8,141	54%
Per Share Information
	Twelve Months Ended				Change
	12/31/2004		12/31/2003		Amount	Percent
Earnings Per Share:
Basic	$ 2.39		$ 1.63		$ 0.76	47%
Diluted	$ 1.88		$ 1.37		$ 0.51	37%
Number of Shares for Earnings Per Share Computations:
Basic shares	9,702		9,233		469	5%
Diluted shares	12,281		10,971		1,310	12%
All shares and earnings per share amounts reflect the four-for-three stock split distributed in September 2004.
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.

Stifel Financial Corp.
Summary of Segment Data & Statistical Information (Unaudited)
($ In Thousands, Except Per Share Amounts)

Segment Data
	Three Months Ended			Percent Change From		Twelve Months Ended		Change
Net Revenues	12/31/2004	9/30/2004	12/31/2003	9/30/2004	12/31/2003	12/31/2004	12/31/2003	Percent
Private client	$ 47,311	$ 42,715	$ 45,110	11%	5%	$ 186,801	$ 163,095	15%
Equity capital markets	10,359	8,444	10,351	23%	0%	38,856	35,533	9%
Fixed income capital markets	4,923	3,623	5,286	36%	-7%	16,630	15,384	8%
Other	1,674	913	855	83%	96%	4,536	2,500	81%
Total net revenues	$ 64,267	$ 55,695	$ 61,602	15%	4%	$ 246,823	$ 216,512	14%

Operating Contribution
Private client	$ 11,382	$ 10,384	$ 10,454	10%	9%	$ 47,111	$ 35,583	32%
Equity capital markets	4,016	2,133	4,525	88%	-11%	12,658	10,788	17%
Fixed income capital markets	1,468	564	1,878	160%	-22%	2,978	2,750	8%
Other / unallocated overhead	(5,408)	(6,044)	(5,759)	n/a	n/a	(26,130)	(24,061)	n/a
Income before income taxes	$ 11,458	$ 7,037	$ 11,098	63%	3%	$ 36,617	$ 25,060	46%
Statistical Information
	Three Months Ended			Percent Change From		Twelve Months Ended		Change
	12/31/2004	9/30/2004	12/31/2003	9/30/2004	12/31/2003	12/31/2004	12/31/2003	Percent
Total Operating Revenues	$ 61,936	$ 53,281	$ 59,790	16%	4%	$ 238,138	$ 209,377	14%
Net Operating Interest	3,107	3,190	2,588	-3%	20%	11,790	10,240	15%
Non-Interest Expenses (1)	50,329	46,046	48,358	9%	4%	200,264	181,448	10%
Adjusted EBITDA (2)	14,714	10,425	14,020	41%	5%	49,664	38,169	30%
Amortization and Depreciation	2,480	2,612	2,146	-5%	16%	9,942	10,004	-1%
Interest on Long-Term Debt (3)	776	776	776	0%	0%	3,105	3,105	0%
Income before income taxes	11,458	7,037	11,098	63%	3%	36,617	25,060	46%
Provision for income taxes	4,476	2,780	4,435	61%	1%	13,469	10,053	34%
Net income	$ 6,982	$ 4,257	$ 6,663	64%	5%	$ 23,148	$ 15,007	54%
Earnings Per Share (4) :
Diluted	$ 0.56	$ 0.35	$ 0.59	60%	-5%	$ 1.88	$ 1.37	37%

Stockholders' Equity	$ 131,312	$ 123,154	$ 100,045	7%	32%
Book Value Per Share	$ 13.53	$ 12.71	$ 10.85	7%	25%
Total Assets	$ 378,978	$ 384,039	$ 412,403	-1%	-8%
Investment Executives	439	425	412	3%	7%
Full-Time Employees	1,173	1,158	1,135	1%	3%
Locations	88	87	83	1%	6%
Total Client Assets	$20,286,000	$19,594,000	$20,385,000	4%	0%

(1) Non-interest expenses exclude depreciation and amortization of intangibles and employment incentives. Employment incentives include up-front loans and restricted stock units.

(2) Adjusted EBITDA, which is defined as net income before income taxes, depreciation, amortization of intangibles and employment incentives, and interest on long-term debt, represents a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income, the most directly comparable measure under accounting principles generally accepted in the United States (GAAP), is included in the table above. The Company believes that adjusted EBITDA is a useful measure of financial performance because of its focus on the Company's results from operations before income taxes, depreciation, amortization, and interest. The Company also believes that this measure is an alternative financial measure of performance used by investors, rating agencies, and financial analysts to estimate the value of a company and evaluate its ability to meet debt service requirements.

(3) Long-term debt is composed of 9% $34.5 million Debenture to Stifel Financial Capital Trust I issued April 25, 2002.
(4) All earnings per share amounts have been adjusted to reflect the four-for-three stock split distributed in September 2004.
Note: Certain prior period amounts have been reclassified to conform to the current period presentation.